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                            Shanley & Fisher, P.C.
                              131 Madison Avenue
                         Morristown, New Jersey 07962
                               (973) 285-1000

                                                                    EXHIBIT 5.1

                                 June 3, 1998


Securities and Exchange Commissions
450 Fifth Street N.W.
Washington, D.C. 20549

Re:  Phytotech, Inc.
     Registration  No. 333-50721

Ladies and Gentlemen:

     We refer to the above-referenced registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Phytotech, Inc., a New Jersey corporation (the "Company"), with the Securities and Exchange Commission.

    For purposes of this opinion, we have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

    Based upon the foregoing, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement and upon receipt of the full consideration described therein, legally and validly issued, and, in the case of shares of the Company's common stock, no par value, covered by the Registration Statement, fully paid and nonassessable.

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                                SHANLEY & FISHER
Phytotech, Inc.
June 3, 1998
Page 2

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                                 Very truly yours,

                                                 SHANLEY & FISHER